                                                          EXHIBIT 10.4



                                OPTION AGREEMENT
                      (Lot 8, Block 1104, Mt. Laurel, NJ)


                 THIS OPTION AGREEMENT (the "Agreement") is made as of this 31st day of January, 1997, by and between MLCP ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 4 Eves Drive, Marlton, New Jersey 08053 (hereinafter, "Optionor"), and BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address c/o Brandywine Realty Trust, 16 Campus Boulevard, Suite 150, Newtown Square, Pennsylvania 19073 (hereinafter, "Optionee").


                                   Background


         A. Optionor is the owner of that certain tract of ground, comprising approximately 8 acres, located in the Mt. Laurel Corporate Park, Mt. Laurel, New Jersey, and being identified as Lot 8 of Block 1104, all as more fully described on Exhibit "A" (the "Property").

         B. Optionor desires to grant to Optionee and Optionee desires to acquire from Optionor an option to purchase the Property upon the terms and conditions contained herein.

                                   Agreement

                 The parties hereto, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, covenant and agree as follows:

                 1. Grant of Option. Optionor does hereby grant to Optionee the right and option (the "Option") to acquire the Property for the Purchase Price (as defined below) and otherwise upon the terms and conditions set forth herein. The Optionee may exercise the Option by delivering written notice to the Optionor in accordance with Section 16 of this Agreement at any time during the Option Period (as defined below) or during any extension thereof.

                 2. Term of Option. The Option may be exercised by Optionee at any time during the term commencing on the date hereof, and continuing thereafter until June 30, 1998 (the "Option Period"). Time is of the essence. Optionor and Optionee understand and agree that the price of the Option is Ten Dollars ($10.00), which sum, together with the execution of that certain Agreement of Sale by and among Optionor, certain affiliates of Optionor and Optionee dated January 21, 1997 (the "Agreement of Sale") and all related documentation, constitute full and adequate consideration for the Option.

                 3. Extension of Option Period. Optionee may extend the Option Period from the expiration thereof through June 30, 2000, by delivering to Optionor written notice of such extension not later than thirty (30) business days prior to the expiration of the Option Period, and delivering an option extension fee of $100,000 (the "Extension Fee") to Optionor, which Extension Fee shall be the consideration for the extension of the Option and shall be non- refundable to Optionee except as expressly provided in Section 15 below, but shall nevertheless be applied in reduction of the Purchase Price.

                 4. Purchase Price. The Purchase Price for the Property shall be One Million ($1,000,000) Dollars ("Purchase Price"), payable by wire transfer of immediately available funds at the time of Closing. Optionee shall be credited at Closing with the Extension Fee if theretofore paid, and the Purchase Price shall be subject to proration for real estate taxes and water and sewer rents in the same manner that the purchase price under the Agreement of Sale was subject to adjustment thereunder.

                 5. Exclusive Option. At no time during the term of the Option shall Optionor convey, transfer, sell, lease, option or otherwise dispose of the Property or any part thereof. No such sale, transfer or other disposition shall be effective unless this Option shall have first expired or been terminated.

                 6. Title. Optionor shall convey title to the Property to Optionee at Closing by Bargain and Sale Deed with Covenants against Grantor's Acts (the "Deed"), free and clear of all liens, restrictions, easements and other encumbrances, except for those set forth on the attached Exhibit "B" (the "Permitted Encumbrances"). At Closing (as defined below), the title conveyed by Optionor shall be good and marketable and insurable as such by any reputable title insurance company licensed to do business in New Jersey and selected by the Optionor, at such company's regular rates, pursuant to a standard ALTA owner's form of policy, free of all exceptions, other than the Permitted Encumbrances.

                 7. Closing. The closing of the transaction contemplated herein ("Closing") shall take place at 10:00 a.m. on the fifteenth (15th) day following the date Optionee gives notice of its exercise of the Option, or sooner by mutual agreement of the parties hereto (the "Closing Date"). Time is of the essence. If said fifteenth (15th) day shall not be a business day, then the Closing shall occur on the first business day thereafter. For purposes hereof, a "business day" shall mean any day other than a day on which commercial banks in the State of New Jersey are required or permitted by law to close. The Closing shall occur at the offices of Pepper, Hamilton & Scheetz, Suite 500, LibertyView Building, 457 Haddonfield Road, Cherry Hill, New Jersey 08002, or at such other location as the parties may mutually agree.

                 8. Deliveries at Closing. At Closing, Optionor and Optionee shall execute and deliver the documents and agreements enumerated on Exhibit "C" hereto.





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                 9.       Transfer Taxes. Seller shall pay for all applicable
realty transfer taxes related to the execution, delivery and recording of the Deed and other closing documents, and all related recording charges.

                 10. Representations and Warranties of Optionor. In order to induce Optionee to enter into this Agreement, Optionor hereby represents and warrants to Optionee that the following representations and warranties are true now, and to the extent specifically set forth herein, will be true at Closing (except that immaterial changes which occur in the ordinary course of Seller's business which do not materially affect Optionee's valuation of the Property or, provided Optionee closes, any matter or occurrence within Optionee's actual knowledge prior to Closing, shall not be considered to render such representation untrue at and as of Closing):

                          10.1    Authorization. Optionor is a duly authorized
and validly existing partnership formed under the laws of the State of Delaware and is duly qualified to do business in the State of New Jersey, (ii) Optionor has full power, right and authority to own its properties, to carry on its business as now conducted, and to enter into and fulfill its obligations under this Agreement, (iii) each of the persons executing this Agreement on behalf of Optionor is authorized to do so, (iv) this Agreement is the valid and legally binding obligation of Optionor, enforceable against Optionor in accordance with its terms, (v) the execution and delivery of this Agreement and compliance with its terms will not conflict with or result in the breach of any law, judgement, order, writ, injunction, decree, rule or regulation, or conflict with or result in the breach of any other agreement, document or instrument to which Optionor is a party or by which it or the Property is bound or affected. The representation and warranty contained herein shall be true and correct at and as of Closing.

                          10.2    Employment.  There are no employees of
Optionor, and Optionee assumes no obligations or responsibilities whatsoever for any employees. The representation and warranty contained herein shall be true and correct at and as of Closing.

                          10.3    Contracts.  Except as disclosed in the
Agreement of Sale, there are no service, equipment, supply or maintenance contracts with or affecting the Property. The representation and warranty contained herein shall be true and correct at and as of Closing.

                          10.4    No Lawsuits.  Except as disclosed in the
Agreement of Sale, Optionor has received no written notice of any claims, lawsuits or proceedings pending, and to the best of Optionor's knowledge, there are no claims, lawsuits or proceedings threatened against or relating to Optionor or the Property, or which could affect them, or either of them, in any court or before any governmental agency.

                          10.5    Leases.  There are no oral or written leases,
licenses or rights of occupancy or, to the best of Optionor's knowledge, any grants or claims of right, title or interest in any portion of the Property.





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                          10.6   Good Title to Property.  To the best of
Optionor's knowledge, Optionor holds good and marketable, indefeasible fee simple title to the Property, free and clear of liens and encumbrances, other than the Permitted Exceptions.

                          10.7   FIRPTA.  Optionor is not a "foreign person"
as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended (the "Code").

                          10.8  Rights to Purchase.  There are no outstanding
agreements, options, rights of first refusal, conditional sales agreements or other agreements or arrangements, whether oral or written, regarding the purchase and sale of the Property.

                 When used in this Section 10, the phrase "knowledge" and "to the best knowledge", shall be deemed to mean the actual knowledge of Joseph D. Gonnelli and R. Brian Jackson.

                 11. Representations of Optionee. Optionee represents and warrants as of the date of this Agreement as follows:

                          (a)     Optionee has full power and authority to
enter into this Agreement and to perform all obligations hereunder.

                          (b)     The performance by Optionee of Optionee's
obligations under this Agreement will not violate any law, result in any breach, constitute a default under, or require any consent pursuant to any contract or other agreement, lease, license or permit to which optionee is a party, or require Optionee to obtain the consent of any person, entity or governmental authority.

                 12. Representations Limited. All representations and warranties made by the parties in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereunder for a period of six (6) months from the Closing Date, and claims made prior to the expiration of such six (6) month period shall survive if not resolved within such six (6) month period.

                 13. Condition of Premises. Except as expressly set forth herein, Optionor makes no representations with respect to the condition or character of the Property or the use or uses to which the foregoing may be put. Optionee shall be afforded the opportunity to examine, inspect and test the Property and Optionee, if it exercises the Option, shall automatically and without further action, and except as herein otherwise provided, be deemed to have released Optionor from all responsibility and liability regarding the condition or utility of the Property. Except for Optionor's representations, warranties, covenants and agreements as are herein expressly provided, OPTIONEE SHALL PURCHASE THE PROPERTY IN "AS IS - WHERE IS" CONDITION AT CLOSING. If Optionee intends to exercise its rights to inspect and examine the physical condition of the Property, it shall (i) provide Optionor with prior verbal notice of Optionee's entry, (ii) keep the Property free of any liens or third-party claims resulting therefrom except as may be required by applicable law; (iii) maintain adequate liability insurance in an





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
amount of not less than $1,000,000.00 for a single occurrence and $50,000 for property damage, which insurance shall name Optionor as an additional insured;
(iv) indemnify Optionor against any liability or expense for injuries to or death of persons or damage to property arising from the exercise of the rights hereunder that are not the result of any act or omission of the Optionee or its agents, employees or contractors and (v) if Closing does not occur for any reason other than Optionor's breach or default, restore as nearly as practicable the Property substantially to its condition immediately before such exercise. The indemnification and restoration provisions of this subsection shall survive the termination of this Agreement.

                 14. Brokers. Optionor and Optionee each represent and affirm to the other that neither has made any agreement or taken any action which may cause any broker or finder to become entitled to a commission as a result of the transaction contemplated by this Agreement. Each of the parties hereto agrees to indemnify, defend and hold the other harmless against any claims, demands, suits, judgments or liabilities which arise by reason of a breach of the foregoing representation. The provisions of this Section shall survive the Closing or other termination of this Agreement.

                 15.      DEFAULT; REMEDIES

                          15.1     Prior to title passing and the completion of
Closing, in the event of Optionor's default hereunder, Optionee's sole remedies shall be that of (i) specific performance, with abatement of the Purchase Price to the extent of liens of a fixed or ascertainable amount, or (ii) termination of this Agreement and return of the Extension Fee, if theretofore paid; in no event shall Optionee be entitled to damages of any kind or nature;

                          15.2     Prior to title passing and completion of
Closing, with respect to any representations or warranties of Optionor contained in this Agreement, Optionee's obligations hereunder are contingent upon such representations and/or warranties contained in this Agreement being true and correct as of the date hereof and, where the context specifically provides, as of the date of Closing, but recision of this Agreement and return of the Extension Fee, if theretofore paid, shall be Optionee's exclusive remedy for any breach of any representation and/or warranty by Optionor.

                          15.3  Notwithstanding the foregoing, in the event of
a willful or intentional breach of a covenant, obligation or warranty by Optionor under this Agreement, or if Optionor makes a willful or intentional material misrepresentation in this Agreement, Optionee shall be entitled to terminate this Agreement and to the return of the Extension Fee, if theretofore paid, and Optionee's reasonably documented Transaction Costs (as hereinafter defined) sustained by Optionee in connection with this Agreement; and the foregoing shall be Optionee's sole remedies under this subparagraph.

                          15.4  Subsequent to title passing and completion of
Closing, Optionee shall have recourse against Optionor for its reasonably documented actual damages, sustained solely





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
for Optionor's breach of representations and warranties which survive Closing, which breach is discovered by Optionee after Closing; the right to pursue said recourse shall expire and terminate, as to any right on which action has not then been initiated, at the expiration of the survival periods set forth herein.

                           15.5  Optionee recognizes that the Property will be
removed by Optionor from the market during the existence of this Agreement and that if after the Initial Option Term, the term hereof shall have been extended by Optionee as hereinabove provided, and thereafter, the option hereby granted shall not be exercised by Optionee, or the option shall be exercised but Closing is not consummated because of Optionee's default, then, in either such event, Optionor shall be entitled to retain the Extension Fee as its sole and liquidated damages. The parties agree that the sum stated above as liquidated damages shall be in lieu of any other relief to which Optionor might otherwise be entitled, Optionor hereby specifically waiving any and all rights which it may have to damages or specific performance as a result of Optionee's default under this Agreement.

                          15.6  Optionee's Out-of-Pocket Costs.  In the event
of Optionor's breach or default in accordance with Section 15.3 then, in any such event, upon termination by Optionee hereunder, in addition to receiving the immediate return of the Extension Fee, anything in the Agreement contained to the contrary notwithstanding, Optionee shall also receive from Optionor, upon demand, Optionee's actual, documented out-of-pocket costs and expenses associated with this Agreement and Optionee's anticipated acquisition of the Property including, without limitation, Optionee's reasonable counsel fees and costs, title expenses, survey costs, financial and accounting due diligence, Optionee's environmental assessment of the Property, and other costs and expenses associated with Optionee's due diligence (collectively, "Transaction Costs"). The foregoing list is not intended to be exclusive, but representative of the costs and expenses that the parties anticipate that Optionee will incur in anticipation of this transaction. Optionor's maximum reimbursement liability under this Section 15 shall not exceed $10,000 in the aggregate.

                 16. Notices. All notices, requests and other communications under this Agreement, to be effective, shall be in writing and shall be sent by certified mail, return receipt requested, or by overnight delivery by recognized courier, addressed as follows:

                 If to Optionor:

                          MLCP Associates Limited Partnership
                          4 Eves Drive
                          Marlton, New Jersey  08053





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
                 With a copy to:

                          Robert E. Schwartz, Esquire
                          Sherman, Silverstein, Kohl,
                            Rose & Podolsky
                          4300 Haddonfield Road
                          Suite 311
                          Pennsauken, New Jersey  08109

                 If to Optionee:

                          Brandywine Operating Partnership, L.P.
                          c/o Brandywine Realty Trust
                          16 Campus Boulevard
                          Suite 150
                          Newtown Square, Pennsylvania  19073

                          Attn:  Gerard H. Sweeney, President
                                    and Chief Executive Officer

                 With a copy to:

                          Eric L. Stern, Esquire and
                          Brad A. Molotsky, Esquire
                          Pepper, Hamilton & Scheetz
                          3000 Two Logan Square
                          18th & Arch Streets
                          Philadelphia, PA  19103-2799

                 17. Recording. At the request of either party, this Agreement or a memorandum thereof may be recorded in the Office of the Clerk in and for Burlington County, New Jersey. In such instance, a termination of Memorandum of Option Agreement (the "Termination") shall be delivered by Optionee to Optionor's legal counsel Sherman, Silverstein, Kohl, Rose & Podolsky, ATTN: Robert E. Schwartz, Esquire, as Escrow Agent, to be held in escrow. Upon the expiration or sooner termination of the term of this Agreement (including any extension(s) thereto), Escrow Agent is hereby authorized to release the Termination for recording in the said Clerk's Office, but only after Escrow Agent shall have first delivered to Optionee notice of its intention to do so, and the failure of Optionee, or its agent, to object to such recording within ten (10) days next following the receipt of such notice by Optionee, by return notice in writing to Optionor and Escrow Agent, in the manner specified in this Agreement.

                 18.      Miscellaneous.

                          (a)     Entire Agreement; Merger.  This Agreement
together with the Exhibits attached hereto embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

                          (b)     Time of the Essence.  Time is of the essence
as to the performance of all terms and conditions of this Agreement.

                          (c)     Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New
Jersey.

                          (d)     Successors and Assigns.  This Agreement shall
be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

                          (e)     Headings.  All headings are for convenience
only, and shall not be used in construing any of the provisions of this Agreement.

                          (f)     Counterparts. This Agreement may be executed
in multiple counterparts, each of which shall be deemed an original.

                          (g)     Non-Recourse.  No recourse shall be had for
any obligation of Brandywine Realty Trust ("BRT") hereunder or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of BRT, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Optionor and all parties claiming by, through or under Optionor.

                 IN WITNESS WHEREOF, the parties hereto have executed, sealed and delivered this Agreement the day and year first above written.

                    OPTIONOR:
                    --------

                    MLCP ASSOCIATES LIMITED PARTNERSHIP,
                    a Delaware limited partnership

                    By:     MLCP General Corporation,
                            its authorized general partner



                            By:    /s/   Joseph D. Gonnelli
                                -------------------------------------------
                               Name:     Joseph D. Gonnelli
                               Title:    President

                            [Corporate Seal]



                    OPTIONEE:
                    --------

                    BRANDYWINE OPERATING PARTNERSHIP, L.P., a
                    Delaware limited partnership

                    By:  BRANDYWINE REALTY TRUST, a Maryland
                         Real Estate Investment Trust, its general partner


                            By:   /s/   Gerard H. Sweeney
                               -------------------------------------------
                                        Gerard H. Sweeney,
                                        President and Chief
                                        Executive Officer

                 The address of the above named Optionee is:

                 c/o Brandywine Realty Trust
                 16 Campus Boulevard
                 Suite 150
                 Newtown Square, Pennsylvania  19073




                 By:    /s/   Gerard H. Sweeney
                      ----------------------------------
                          On behalf of the Optionee

                                  EXHIBIT "A"

                               Legal Description

                                  EXHIBIT "B"

                              Permitted Exceptions

                                  EXHIBIT "C"

                                   Documents

         I. Documents. At Closing, the parties indicated shall simultaneously execute and deliver the following:

                 A. Optionor's Documents and Other Items. Optionor shall execute and deliver or cause to be executed and delivered to Optionee, in proper form for recording:

                          (i)    Deed.  A Bargain and Sale Deed with Covenants
Against Grantor's Acts prepared by Optionee's counsel in form acceptable to Optionor (the "Deed"), conveying the Property, duly executed by Optionor for recording. The Deed description shall be based upon the metes and bounds description attached as Exhibit "A". In addition, if Optionee requests that Optionor convey the Premises by the metes and bounds description shown on the new survey, if any, obtained by Optionee, Optionor covenants to execute a Quit Claim Deed for such new description.

                          (ii)  Original Licenses, Contract Documents and Other
Personal Property. All original Licenses, Contract Documents, and other Personal Property (of the type described in Section 1.2, of the Agreement of Sale) if any, and to the extent in Optionor's possession and as applicable to the Property, and any assignment thereof, without representation or warranty.

                          (iii) FIRPTA Certificates.  All certificate(s)
required under Section 1445 of the Code.

                          (iv)     Title Insurance Certificates.  Such
affidavits of title or other certifications as shall be required by the Title Company to insure Optionee's title to the Property as set forth in Section 6 of the within Agreement, and to provide affirmative endorsements against construction liens.

                          (v)  Optionor Certificate.  A written certification
confirming that as of Closing that the representations and warranties which are required to be true at and as of Closing, are true at and as of Closing.

                          (vi)  Organization Certifications.  Confirmation of
the good standing and existence of Optionor and its general partner and the due authority of those executing for them, including, without limitation, the following documents issued no earlier than 30 days prior to Closing: (a) good standing certificate in state of organization and in the State in which the Property are located, (b) partnership agreement, (c) a certificate from the secretary of the corporation or managing general partner of the partnership confirming the incumbency of the signatories and the current force and effect of the resolution authorizing their execution of the documents required under this Agreement.

                 B. Optionee's Documents. Optionee shall deliver or cause to be delivered to Optionor:

                           (i)     The amounts required to be paid to Optionor
pursuant to this Agreement;

                          (ii)     Confirmation of the existence and
subsistence of Optionee, and the authority of those executing for Optionee, including, without limitation, the following documents issued no earlier than thirty (30) days prior to Closing: (a) good standing certificate in State of Maryland, (b) Optionee's Amendment and Restatement of Declaration of Trust filed on August 27, 1996, as amended, (c) a certificate from any officer of Optionee confirming the incumbency of the signatories and the current force and effect of the resolution authorizing their execution of the documents required under this Agreement.

                 C. Necessary Documents. Optionee and Optionor shall execute and deliver such other documents and instruments as may be reasonably necessary to complete the transaction contemplated by this Agreement.

                          [OPTIONOR'S ACKNOWLEDGMENT]

STATE OF               :
                       :  SS.
COUNTY OF              :

                 On this, the _____ day of __________, 1997, before me, a Notary Public in and for the State and County aforesaid, the undersigned officer, personally appeared __________________, who acknowledged himself to be the __________________ of MLCP General Corporation, the authorized General Partner of MLCP Associates Limited Partnership, a Delaware limited partnership, and that he as such ___________________, of the authorized General Partner, being authorized to do so, executed the foregoing instrument on behalf of the said limited partnership for the purposes therein contained.



                 ------------------------------------
                 NOTARY PUBLIC

                 My Commission Expires:

                 ===============================================

                          [OPTIONEE'S ACKNOWLEDGMENT]

STATE OF              :
                      : SS.
COUNTY OF             :

                 On the _______ day of _____________, 1997, before me a Notary
Public in and for the State and County aforesaid, the undersigned officer, personally appeared Gerard H. Sweeney, who acknowledged himself to be the President of Brandywine Realty Trust, the authorized managing general partner of Brandywine Operating Partnership, L.P., a Delaware limited partnership, and that he, as President of the authorized General Partner, being authorized as to do, executed the foregoing instrument on behalf of the said limited partnership for the purposes therein contained.

                 IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                 ------------------------------------
                 NOTARY PUBLIC

                 My Commission Expires: